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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of BHC Financial, Inc. on Form S-4 or our report dated February 14, 1997, except for Note 12, as to which the date is March 3, 1997, on our audits of the consolidated financial statements and financial statement schedules of BHC Financial, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-23349. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania

April 16, 1997